Exhibit 3.14
BYLAWS
OF
BOONE INTERNATIONAL, INC.
ARTICLE 1
OFFICES
          1.1 PRINCIPAL OFFICE. The location of the corporation’s principal executive office shall be as designated at the end of this paragraph. The Board of Directors may change the location of the principal executive office to any place within or outside the State of California. If the principal executive office is located outside of the State of California and the corporation has one or more business offices in the state of California, the Board of Directors shall fix and designate a principal business office in the State of California.
          At the execution of these Bylaws, the principal executive office is located at: 1712-d Newport Circle Drive, Santa Ana, California 92705.
          1.2 OTHER OFFICES. Branch or subordinate offices may be established at any time and at any place by the Board of Directors.
ARTICLE 2
SHAREHOLDERS
          2.1 PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors and stated in the notice of the meeting. If no place is so specified, shareholders’ meetings shall be held at the corporation’s principal executive office.
          2.2 ANNUAL MEETING. Annual meetings of the shareholders shall be held on the 2nd Tuesday in the month of August each year at 5:00 P.M. The first annual meeting shall be held in 1990 at the time and place specified in the notice of the meeting. However, if this date falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted.
          2.3 SPECIAL MEETINGS AND HOW CALLED. A special meeting of the shareholders may be called at any time by any of the following:
          The Board of Directors, the chairman of the board, the president, any vice president, or one or more shareholders holding shares that in the aggregate are entitled to cast no less than 10 percent of the votes at that meeting. For special meetings called by anyone other than the Board of Directors, the person or persons calling the meeting shall make a request in writing to the chairman of the board, the president, vice president, or secretary, specifying a time and date for the proposed meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business to be transacted. Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote at the meeting. The notice shall state that a meeting will be held at the time requested by the person(s) calling the meeting, and shall state the general nature of the business proposed to be transacted. If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall limit, fix, or affect the time or notice requirements for shareholder meetings called by the Board of Directors.
          2.4 NOTICE OF MEETINGS: TIME AND CONTENTS. Notice of meetings of shareholders shall be sent or otherwise be given, except as provided for in Article 2.3, not less than 10 nor more than 60 days before the meeting date. The notice shall specify the place, date, and hour of the meeting. It shall also state (a) for special meetings, the general nature of the proposed business, or (b) for annual meetings, those matters which the Board of Directors at the time of giving the notice intends to present for action by the shareholders. If directors are to be elected, the notice shall include the names of all nominees and persons whom the board intends to present for election, as of the date of the notice. The notice shall also state the general nature of any proposed action at the meeting to approve:
               (a) A transaction in which a director has a financial interest, within the meaning of Section 310 of the California Corporations Code;
               (b) An amendment to the Articles of Incorporation under Section 902 of that Code;
               (c) A reorganization under Section 1201 of that Code;
               (d) A voluntary dissolution of the corporation under section 1900 of that Code; or
               (e) A distribution in dissolution that requires approval of the outstanding shares under Section 2007 of that Code.
          The manner of giving notice and the determination of shareholders entitled to receive notice shall be in accordance with these bylaws.
          2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any shareholders’ meeting shall be given either (a) personally, or (b) by first-class mail or by telegraph or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation’s books or supplied by the shareholder for purposes of notice. If the corporation has no such address for a shareholder, notice shall be either (a) sent by first-class mail addressed to the shareholder at the corporation’s principal executive office, or *(9) (be published at least once in a newspaper of general circulation in the county where the corporation’s principal executive office is located). Notice is deemed to have been given at the time it is delivered personally, deposited in the mail, or sent by other means of written communication.
          If any notice or report mailed to a shareholder at the shareholder’s address (as specified in the preceding paragraph) is returned marked “unable to deliver” (or words of similar import) at that address, subsequent notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at its principal executive office for one year from the date on which the notice or report was sent to the other shareholders.
          An affidavit, certificate, or declaration of mailing (or other authorizing means of delivery) of any notice of shareholders’ meeting, report, or other document sent to shareholders shall be executed by the corporate secretary, assistant secretary, or transfer agent, and filed in the corporation’s minute book.
          2.6 ADJOURNED MEETINGS: NOTICE. Shareholders’ meetings (either annual or special) may be adjourned from time to time by a vote of the majority of the shareholders represented at that meeting in person or by proxy, whether or not a quorum is present; however, in the absence of a quorum, no other business may be transacted, except as specifically authorized in these bylaws.
          If a meeting is adjourned to another time or place, new notice is not required if the new time and place were announced at the original meeting, unless (a) the board sets a new record date for this purpose, or (b) the adjournment is for more than 45 days from the original meeting date, in which case the board must set a new record date. If a new record date is set, new notice shall be given to the shareholders of record as of that date, in the same manner as other notices of meetings. At an adjourned meeting, the corporation may transact any business that would be proper at the original meeting.
          2.7 WAIVER OF NOTICE OR CONSENT BY ABSENTEES. The transactions of any shareholders’ meeting, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote but not present at the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. Shareholders’ signatures may be obtained either before or after the meeting. The waiver of notice or consent need not specify either the intended business or the purpose of the meeting, except that if action is taken or proposed to be taken regarding any of the matters specified in section 601(f) of the California Corporations Code (and listed above in the paragraph on contents of notices of shareholder meetings), the general nature of the action or proposed action must be stated in the waiver of notice or consent. All written waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Notice is also waived by a shareholder’s attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance and failure to object to the validity of the meeting, however, does not constitute a waiver of any right to object expressly, at a meeting, to consideration of matters required by law to be included in the notice of the meeting which were not so included.
          2.8 ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that could be taken at an annual or special meeting of shareholders, except for the election of directors (see following paragraph), may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least the minimum number of votes necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voting.
          Directors may be elected without a meeting only by the unanimous written consent of all shares entitled to vote for the election of directors, except that vacancies the board is entitled to fill (vacancies other than those caused by removal of a director) may be filled by the written consent of a majority of the outstanding shares entitled to vote.
          All written consents shall be filed with the secretary of the corporation and maintained in the corporate records. Anyone who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.
          Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. As to approvals required by California corporations Code Section 310 (transactions in which a director has a financial interest), Section 317 (indemnification of corporate agents), Section 1201 (corporate reorganization) or Section 2007 (certain distributions on dissolution), notice of the approval shall be given at least 10 days before the consummation of any action authorized by the approval. Notice shall be given in the manner specified in these bylaws for notice of shareholders’ meetings.
          2.9 RECORD DATE FOR SHAREHOLDER NOTICE AND VOTING.
               (a) For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders’ meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 days nor less than 10 days before the date of any such meeting, or not more than 60 days before any such action without a meeting.
               (b) If no record date has been fixed:

               (i) The record date for determining shareholders entitled to receive notice of and vote at a shareholders’ meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in these bylaws, the business day next preceding the day on which the meeting is held;
               (ii) The record date for determining shareholders entitled to give written consent to corporate action without a meeting shall be the day on which the action to be approved was taken by the board, or, if the board has not yet acted, the day on which the first written consent is given; and
               (iii) The record date for any other purpose shall be as set forth in the section of these bylaws regarding record date for purposes other than notice and voting.
               (c) A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting. However, the board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.
               (d) Except as otherwise required by law, only shareholders of record on the corporation’s books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation’s books after the record date.
          2.10 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum was initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum; however, any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.
          The shareholders present at a duly called or held meeting at which a quorum was initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum; however, any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.
          2.11 VOTING. The corporation shall determine the shareholders entitled to vote at any shareholders’ meeting in accordance with bylaw provisions for record date, subject to sections 702 through 704 of the California Corporations Code (concerning the voting of shares held by a fiduciary, a corporation, or joint owners). Except as otherwise provided by law or as otherwise provided in the Articles of

Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders.
          The shareholders may vote by voice vote or by ballot, except that if any shareholder so demands before the voting begins, any election for directors must be by ballot. On any matter other than the election of directors, a shareholder may vote part of his or her shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder does not specify the number of shares being voted, it will be conclusively presumed that the shareholder’s vote covers all shares which that shareholder is entitled to vote.
          If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such affirmative vote also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by statute or by the Articles of Incorporation.
          2.12 CUMULATIVE VOTING. Cumulative voting for the election of directors is permitted if one or more shareholders present at the meeting give notice, before the voting begins, of their intention to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder would normally be entitled to cast). If any shareholder has given such notice, and if the candidates’ names have been placed in nomination, then all shareholders entitled to vote may cumulate their votes, giving any nominated candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled, or distributing the cumulative number of votes among any or all of the candidates. The elected directors shall be those candidates (up to the number of directorships open for election) receiving the most votes.
          2.13 PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact.
          A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) it is revoked by the person who executed the proxy, either by a writing delivered to the corporation before the proxy has been voted, or by attendance at the meeting; or (b) the corporation receives written notice of the shareholder’s death or incapacity before the vote pursuant to that proxy has been counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy unless the proxy itself provides otherwise.
          Proxies stating on their face that they are irrevocable shall be governed by Sections 705(e) and 705(f) of the California Corporations Code.

          2.14 VOTING TRUSTS. If any shareholders file a Voting Trust Agreement with the corporation, the corporation shall take notice of its terms and trustee limitations.
          2.15 ELECTION INSPECTORS. Before any shareholders’ meeting, the Board of Directors may appoint any persons other than nominees for office to act as election inspectors. If no election inspectors have been so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint election inspectors at the meeting. The number of inspectors shall be either 1 or 3. If inspectors are appointed at the meeting on the request of one or more shareholders or their proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether 1 or 3 inspectors are to be appointed. If any inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint a person to fill that vacancy. These inspectors shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
ARTICLE 3
DIRECTORS
          3.1 POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these bylaws relating to actions requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.
          Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:
               (a) Elect and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service;
               (b) Change the principal executive office or the principal business office in the State of California from one location to another; qualify the corporation to do business in any other state, territory, dependency, or country; conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any shareholders’ meeting;

               (c) Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;
               (d) Authorize the issuance of shares of corporate stock on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received; and
               (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.
          3.2 NUMBER OF DIRECTORS. The authorized number of directors of this corporation shall be three (3) until changed by a bylaw amending this Section 3.2 duly adopted by the Board of Directors or by the shareholders.
          3.3 ELECTION AND TERM OF DIRECTORS. Directors shall be elected at each annual shareholders’ meeting, to hold office until the next annual meeting. Election of directors by written consent without a meeting requires the unanimous written consent of all the outstanding shares entitled to vote. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
          No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.
          3.4 VACANCIES. A vacancy in the Board of Directors shall be deemed to exist (a) if director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Section 303 or Section 304 of the California Corporations Code; (b) if the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (c) if the authorized number of directors is increased or (d) if at a shareholders’ meeting the shareholders fail to elect the full authorized number of directors. Vacancies (except for those caused by a director’s removal) may be filled by approval of the board, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with section 307 of the Corporations Code, or (3) a sole remaining director.
          Vacancies on the board caused by the removal of a director (except for vacancies created when the board declares the office of a director vacant as provided in clause (b) of the first paragraph of this section) may be filled only by the shareholders, either by majority vote of the shares represented and voting at a meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote.
          Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the Board of Directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.
          The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.
          The term of office of a director elected to fill a, vacancy shall run until the next annual shareholders’ meeting, and the director shall hold office until a successor is elected and qualified.
          3.5 PLACE OF MEETINGS. Regular meetings of the Board of Directors may be held at any place within or outside the State of California as designated from time to time by the board. In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.
          3.6 ANNUAL DIRECTORS’ MEETING. Immediately after each annual shareholders meeting, the Board of Directors shall hold a regular meeting at the same place or at any other place designated by the board, to elect officers and transact other necessary business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders’ meeting has been designated.
          3.7 OTHER REGULAR MEETINGS. Other regular meetings of the Board of Direct or shall be held without call at times to be fixed by the Board of Directors from time to time. Such regular meetings may be held without notice.
          3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called any purpose or purposes at any time by the chairman of the board, the chief executive officer, any vice president, the secretary, or any 2 directors.
          Special meetings shall be held on 4 days’ notice by mail or 48 hours’ notice delivered personally or by telephone or telegraph. Oral notice given personally or by telephone may be transmitted either to the director or to a person at the director’s office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, shall be addressed to each director at his or her address shown on the corporate records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.
          3.9 WAIVER OF NOTICE. Notice of a meeting, it otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All such waivers, consents, and approvals of the minutes, if written, shall be filed with the corporate records or made a part of the minutes of the meeting.
          3.10 QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except for adjournment.
          Except as otherwise required by California Corporations Code Section 310 (approval of contracts or transactions in which a director has a material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors), every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be deemed the act of the Board of Directors, unless a different requirement is imposed by the Articles of Incorporation.
          A meeting at which a quorum was initially present may continue to transact business despite the withdrawal of directors, if the action taken is approved by at least a majority of the quorum required for that meeting.
          3.11 ADJOURNMENT TO ANOTHER TIME OR PLACE. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time and place.
          3.12 NOTICE OF ADJOURNED MEETING. Notice of the time and place of resuming an adjourned meeting need not be given if the adjournment is for 24 hours or less. If the adjournment is for more than 24 hours, notice of the new time and place shall be given, before the time set for resuming the meeting, to any directors who were not present at the time of adjournment, but need not be given to directors who were present at the time of adjournment.
          3.13 ACTION WITHOUT A MEETING BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board individually or collectively consent in writing to that action. Any action by written consent shall have the same effect as a unanimous vote of the Board of Directors. All such written consents shall be filed with the minutes of the proceedings of the Board of Directors.
          3.14 COMPENSATION OF DIRECTORS. Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This section shall not preclude any director from serving the corporation as an officer, agent, employee, or in any other capacity, and receiving “compensation for those services.
ARTICLE 4
COMMITTEES
          4.1 EXECUTIVE AND OTHER COMMITTEES OF THE BOARD. The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may create one or more committees with the authority of the board (“board committees” or “committees of the board”), including an executive committee. Each board committee shall consist of 2 or more directors, and may have one or more alternate members, also directors. Appointment of members and alternate members requires the affirmative vote of a majority of the authorized number of directors. Committees of the board, to the extent provided in the board resolution establishing the committee, may be granted any or all of the powers and authority of the board except for the following:
               (a) Approving any action for which the California Corporations Code also requires the approval of the shareholders or of the outstanding shares;
               (b) Filling vacancies on the Board of Directors or any committee of the board;
               (c) Fixing directors’ compensation for serving on the board or a committee of the board;
               (d) Adopting, amending, or repealing bylaws;
               (e) Amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable;
               (f) Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
               (g) Appointing other committees of the board or their members.
          4.2 MEETINGS AND ACTIONS OF BOARD COMMITTEES. Meetings and actions of committees of the board shall be governed by the bylaw provisions applicable to meetings and actions of the Board of Directors as to place of meetings, regular meetings, special meetings, waiver of notice, quorum, adjournment, notice of adjournment, and action by written consent without a meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (a) the time of regular committee meetings may be determined either by resolution of the Board of Directors or by resolution of the committee; (b) special committee meetings may also be called by resolution of the Board of Directors; (c) notice of special committee meetings shall also be given to all alternate members; and (d) alternate members shall have the right to attend all meetings of the committee. The board may adopt rules, not inconsistent with the bylaws, for the governance of committees of the board.
          4.3 NON-BOARD COMMITTEES. One or more committees without the power and authority of the board (“non board” committees) may be created by board resolution, for investigative and other appropriate purposes. Membership on non-board committees is not limited to directors. To bind the corporation, actions of non-board committees must be ratified by the Board of Directors.

ARTICLE 5
OFFICERS
          5.1 OFFICERS; ELECTION. The corporation shall have a chief executive officer, a secretary, and a chief financial officer. There may also be other officers as specified in the bylaws or designated by the board. Any number of offices may be held by the same person. The officers of the corporation (except for subordinate officers appointed in accordance with the provisions below) shall be elected annually by the Board of Directors. All officers shall serve at the pleasure of the board.
          5.2 CHIEF EXECUTIVE OFFICER. The chairman of the Board of Directors shall serve as the corporation’s general manager and chief executive officer and, subject to the control of the Board of Directors, shall have general supervision, direction, and control over the corporation’s business and its officers, with all the general powers and duties of management usually vested in a corporation’s chief executive officer. The chairman shall preside at board meetings whenever present, and shall exercise and perform such other powers and duties as prescribed by the bylaws or by the board.
          There may also be a president of the corporation, in the discretion of the board, who shall preside at shareholders’ meetings, preside at board meetings if the chairman of the board is absent, and exercise and perform such other powers and duties as prescribed by the Board of Directors.
          5.3 SECRETARY. The secretary shall have the following duties:
               (a) MINUTES. The secretary shall be present at and take the minutes of all meetings of the shareholders, the Board of Directors, and committees of the board. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting. The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a book of minutes of all meetings and actions of the shareholders, the Board of Directors, and committees of the board. The minutes of each meeting shall state the following: the time and place of the meeting; whether it was regular or special; if special, how it was called or authorized; the notice given or waivers or consents obtained; the names of directors present at board or committee meetings; the number of shares present or represented at shareholders’ meetings, and an accurate account of the proceedings.
               (b) RECORD OF SHAREHOLDERS. The secretary shall keep or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

               (c) NOTICE OF MEETINGS. The secretary shall give notice, or cause notice to be given, of all shareholders’ meetings, board meetings, and committee meetings for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation. The secretary shall maintain records of the mailing or other delivery of notices and documents to shareholders or directors, as prescribed by the bylaws or by the Board of Directors.
               (d) OTHER DUTIES. The secretary shall keep the seal of the corporation, if any, in safe custody. The secretary shall have such other powers and perform such other duties as prescribed by the bylaws or by the Board of Directors.
          5.4 CHIEF FINANCIAL OFFICER. The chief financial officer, who my also be referred to as the treasurer, shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
          The chief financial officer shall (1) deposit corporate funds and other valuables in the corporation’s name and to its credit with depositories designated by the board; (2) disburse corporate funds as authorized by the board; (3) whenever requested by the board or the chief executive officer, render a statement of the corporation’s financial condition and an account of all transactions he or she has conducted as chief financial officer; and (4) exercise such other powers and perform such other duties as prescribed by the bylaws or by the Board of Directors.
          The chief financial officer shall be deemed the treasurer for any purpose requiring action by the corporation’s treasurer.
          5.5 VICE PRESIDENTS. There may be one or more vice presidents as determined by the board. In the absence or disability of the president, the president’s duties and responsibilities shall be carried out by the highest-ranking available vice president, or if there are two or more unranked vice presidents, by a vice president designated by the Board of Directors. When so acting, a vice president shall have all the powers of and be subject to all the restrictions on the president. Vice presidents shall have such other powers and perform such other duties as prescribed by the bylaws or assigned from time to time by the Board of Directors or the chief executive officer.
          5.6 SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the chief executive officer to appoint, subordinate officers as required by the corporation’s business, whose duties shall be as provided in the bylaws or as determined from time to time by the Board of Directors or the chief executive officer.
          5.7 REMOVAL AND RESIGNATION OF OFFICERS. Any officer chosen by the Board of Directors may be removed by the board at any time, with or without cause or notice. Subordinate officers appointed by persons other than the board may be removed at any time, with or without cause or notice, by the board or by the person by whom appointed. A removed officer shall have no claim against the corporation or individual officers or board members arising from such removal, other than any rights he or she may have to monetary compensation or damages under an employment contract.
          Any officer may resign at any time by giving the corporation written notice. Unless otherwise specified in the notice, resignations shall take effect on the date the notice is received, and acceptance of the resignation is not necessary to make it effective. An officer’s resignation or its acceptance by the corporation shall not prejudice any rights the corporation may have to monetary damages under an employment contract.
          5.8 VACANCIES IN OFFICES. Vacancies in offices resulting from an officer’s death, resignation, removal, disqualification, or any other cause shall be filled by the board or by the person, if any, authorized by the bylaws or the board to make an appointment to that office.
ARTICLE 6
INDEMNIFICATION
          6.1 INDEMNIFICATION OF AGENTS. The corporation, to the maximum extent permitted by the California General Corporation Law, shall have power to indemnify any of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding or potential proceeding arising out of the relationship, and to the maximum extent permitted by law, the corporation shall have power to advance the agent’s reasonable defense expenses in any such proceeding. For the purposes of this section, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation or its predecessor, and any person who is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of this corporation or its predecessor; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” include but are not limited to attorneys’ fees and any expenses of establishing a right to indemnification under this section.
ARTICLE 7
RECORDS AND REPORTS
          7.1 SHAREHOLDER LISTS: INSPECTION BY SHAREHOLDERS. The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as the board shall determine, a record of the names and addresses of all shareholders and the number and class of shares held by each.
          A shareholder or group of shareholders holding 5 percent or more of the outstanding voting shares of the “corporation may (a) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours, on 5 days’ prior written demand on the corporation; and/or (b) obtain from the corporation’s transfer agent, on written demand and tender of the transfer agent’s usual charges for this service, a list of the names and addresses of shareholders entitled to vote for the election of directors and their shareholdings, as of the most recent date for which a record has been compiled or as of a specified date which is later than the date of demand. This list shall be made available within 5 days after demand or within 5 days after the specified later date as of which the list is to be compiled.
          The record of shareholders shall also be open to inspection during usual business hours, on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder’s interest in the corporation. Any inspection or copying under this section may be made in person or by the holder’s agent or attorney.
          7.2 MAINTENANCE OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside of California and the corporation has no principal business office in this state, the secretary shall, upon a shareholder’s written request, furnish to that shareholder a copy of the bylaws as amended to date.
          7.3 MINUTES AND ACCOUNTING RECORDS. The minutes of proceedings of the shareholders, Board of Directors, and committees of the board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection during usual business hours on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder’s interests in the corporation. The inspection may be made in person or by an agent or attorney, and includes the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.
          7.4 INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection may be made by the director in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.
          7.5 ANNUAL REPORT TO SHAREHOLDERS. Inasmuch as, and for as long as, there are less than 100 shareholders referred, the requirement of an annual report to shareholders referred to in Section 1501 of the California Corporations Code is

expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the board considers appropriate.
          A shareholder or shareholders holding 5 percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three month, six month, or nine month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver them personally or by mail to the requesting shareholders within 30 days after the receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.
          Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the corporation, or a certificate by the authorized corporate officer stating that the financial statements were prepared without audit from the corporation’s books and records.
          7.6 ANNUAL INFORMATION STATEMENT.
               (a) Every year, during the calendar month in which the original Articles of Incorporation were filed with the California Secretary of state or during the preceding 5 calendar months, the corporation shall file a statement with the Secretary of state on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation’s principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation, and a designation of the corporation’s agent for service of process, all in compliance with Section 1502 of the Corporations Code of California.
               (b) Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the corporation’s last annual statement on file in the Secretary of State’s office, the corporation may, in lieu of filing the annual statement, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE 8
(Intentionally Deleted)
ARTICLE 9
AMENDMENTS
          9.1 AMENDMENT OF ARTICLES OF INCORPORATION. Unless otherwise provided under California Corporations Code Sections 900 through 911, amendments to the Articles of Incorporation may be adopted if approved by the board and approved by a majority of the outstanding shares entitled to vote, either before or after approval by the board. An amendment to the Articles of Incorporation shall be effective as of the date that the appropriate certificate of amendment is filed with the Secretary of State.
          9.2 AMENDMENT OF BYLAWS. Except as otherwise required by law or by the Articles of Incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors or by a majority of the outstanding shares entitled to vote.
ARTICLE 10
INDEMNIFICATION OF OFFICERS, DIRECTORS EMPLOYEES AND AGENTS
          10.1 RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter ;a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent (hereafter an “Agent”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article 10) incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any proceeding (hereafter “Expenses”). The right to indemnification conferred in this Article 10 shall be a contract right. It is the corporation’s intention that these Bylaws provide indemnification in excess of that expressly permitted by Section 317 of the California General Corporation Law, as authorized by the corporation’s Articles of Incorporation.
          10.2 AUTHORITY TO ADVANCE EXPENSES. The right to indemnification provided in Section 10.1 of these Bylaws shall include the right to be paid, in advance of a Proceeding’s final disposition, Expenses incurred in defending that Proceeding; provided, however, that if required by the California General Corporation Law, as amended, the payment of Expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under this Article 10 or otherwise. The Agent’s obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.
          10.3 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Sections 10.1 or 10.2 of these Bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time there after bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counselor its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counselor its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
          10.4 PROVISIONS NONEXCLUSIVE. The rights conferred on any person by this Article 10 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles of Incorporation, agreement or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement or vote shall take precedence.
          10.5 AUTHORITY TO INSURE. The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article 10, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the California General Corporation Law, as amended.
          10.6 SURVIVAL OF RIGHTS. The rights provided by this Article 10 shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person.
          10.7 SETTLEMENT OF CLAIMS. The corporation shall not be liable to indemnify any Agent under this Article 10: (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
          10.8 EFFECT OF AMENDMENT. Any amendment, repeal or modification o this Article 10 shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.
          10.9 SUBROGATION. In the event of payment under this Article 10, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.
          10.10 NO DUPLICATION OF PAYMENTS. The corporation shall not be liable under this Article 10 to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.
          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 27th day of June, 1994.

J. Andrew Johnson, Secretary